UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2015

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 27, 2015, MicroStrategy Incorporated (the “Company”) issued a press release announcing the Company’s financial results for the quarter ended June 30, 2015. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed pursuant to Item 2.02 in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2015, the Company elected Phong Le as its Senior Executive Vice President & Chief Financial Officer, effective as of his start date with the Company (the “Effective Date”), which is expected to be on or about August 24, 2015. Mr. Le will succeed Douglas K. Thede, who has served as the Company’s Chief Financial Officer since 2009 and who, in March 2015, announced his intention to retire from the Company.

Mr. Le, age 39, has served as the chief financial officer of XO Communications, a privately-held telecommunications company that owns and operates one of the largest Ethernet and IP networks in the U.S., since August 2014. From March 2010 to August 2014, Mr. Le held senior positions at NII Holdings, a NASDAQ-listed telecommunications company, including vice president of financial planning and analysis, vice president of strategy and business operations, and vice president of strategic finance. Prior to that, Mr. Le worked in the consulting practice at Deloitte from 1998 to 2010, where he held various positions, including senior manager. Mr. Le holds a B.S. in Biomedical Engineering from The Johns Hopkins University and an M.B.A from the Sloan School of Management at the Massachusetts Institute of Technology.

In connection with Mr. Le’s election as Senior Executive Vice President & Chief Financial Officer, the Company established (i) an annual salary for Mr. Le of $500,000 and (ii) an annual cash bonus target for Mr. Le in the amount of $400,000 (to be prorated for 2015 based on the actual time Mr. Le is employed by the Company in 2015). Mr. Le’s annual cash bonus payout will be determined by the Company’s Chief Executive Officer (“CEO”) based on the CEO’s subjective evaluation of Mr. Le’s performance during the applicable year in the context of general economic and industry conditions and Company performance. The Company will also pay Mr. Le a one-time reporting bonus in the amount of $100,000, payable in the first pay period following the Effective Date and recoverable by the Company if Mr. Le resigns from his employment with the Company within twelve (12) months of the Effective Date. Management has also agreed to recommend to the Compensation Committee of the Company’s Board of Directors that it grant Mr. Le, following the Effective Date, an option to purchase 40,000 shares of the Company’s class A common stock under the Company’s 2013 Stock Incentive Plan (as amended), with such option vesting in equal annual installments of 25% over a four-year vesting period and subject to acceleration upon a change of control event. Mr. Le will also be entitled to perquisites and other personal benefits to which all other executive officers below the CEO level are entitled, as described in Exhibit 10.5 to the Company’s most recent Annual Report on Form 10-K, which description is incorporated herein by reference. Mr. Le’s employment may be terminated by him or by us at any time, with or without cause.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated July 27, 2015, regarding the Company’s financial results for the quarter ended June 30, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2015	MicroStrategy Incorporated
(Registrant)

	By:	/s/ Jonathan F. Klein
	Name:	Jonathan F. Klein
	Title:	President & Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated July 27, 2015, regarding the Company’s financial results for the quarter ended June 30, 2015